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                                                                     Exhibit 4.9

                               SIXTH AMENDMENT TO
                                CREDIT AGREEMENT

                                    between

                    GOODRICH PETROLEUM COMPANY OF LOUISIANA
                             GPC, INC. OF LOUISIANA

                                      and

                                  COMPASS BANK

                                Effective as of
                                 March 27, 1998
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                     SEVENTH AMENDMENT TO CREDIT AGREEMENT
                     -------------------------------------


          This SEVENTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is made and entered into effective as of December 20, 1998, by and between GOODRICH PETROLEUM COMPANY, L.L.C. ("GP"), a Louisiana limited liability company, successor by merger to GOODRICH PETROLEUM COMPANY OF LOUISIANA, a Nevada corporation ("GPCL"), (the "Borrower"), GOODRICH PETROLEUM CORPORATION, a Delaware corporation, ("Goodrich"), and COMPASS BANK, an Alabama state chartered banking institution (the "Lender").

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, GPCL, GPC, Inc. of Louisiana (which was merged into GPCL), the Lender, and Goodrich are parties to the Credit Agreement dated August 16, 1995, as amended by First Amendment to Credit Agreement dated as of December 15, 1995, and Letter Amendment dated March 26, 1996, and Second Amendment to Credit Agreement dated as of June 1, 1996, and Letter Amendment dated November 12, 1996, and by Third Amendment to Credit Agreement dated as of January 31, 1997, and by Fourth Amendment to Credit Agreement dated as of June 1, 1997 and by Fifth Amendment to Credit Agreement dated as of October 16, 1997, and as amended by Letter Amendment dated February 25, 1998, and as further amended by Sixth Amendment to Credit Agreement dated as of March 27, 1998 (as amended, the "Agreement"), pursuant to which the Lender has extended credit to GPCL and GPC and Goodrich has guaranteed the payment and performance of certain indebtedness and other obligations of GPCL and GPC to the Lender; and

          WHEREAS, GPCL has merged with GP and GP is the surviving entity; and

          WHEREAS, the parties hereto desire to amend the Agreement as hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in the Agreement and this Amendment, the parties hereto agree as follows:


                                   ARTICLE I

                        DEFINITIONS AND INTERPRETATION
                        ------------------------------

I.1 Terms Defined Above. As used herein, each of the terms "Agreement," "Amendment," "Borrower," "GP," "GPCL", "Goodrich," and "Lender" shall have the meaning assigned to such term hereinabove.

I.1 Terms Defined in Agreement. As used herein, each term defined in the Agreement shall have the meaning assigned thereto in the Agreement, unless expressly provided herein to the contrary.

I.2 References. References in this Amendment to Article or Section numbers shall be to Articles and Sections of this Amendment, unless expressly stated to the contrary. References in this Amendment to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," and "hereunder" shall be to this Amendment in its entirety and not only to the particular Article or Section in which such reference appears.

I.1 Articles and Sections. This Amendment, for convenience only, has been divided into Articles and Sections and it is understood that the rights, powers, privileges, duties, and

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other legal relations of the parties hereto shall be determined from this
Amendment as an entirety and without regard to such division into Articles and Sections and without regard to headings prefixed to such Articles and Sections.

I.1 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural and likewise the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine, and neuter, when such construction is appropriate, and specific enumeration shall not exclude the general, but shall be construed as cumulative. Definitions of terms defined in the singular and plural shall be equally applicable to the plural or singular, as the case may be.


                                  ARTICLE II

                            AMENDMENTS TO AGREEMENT
                            -----------------------

          The Agreement is hereby amended to substitute GP for GPCL and GP agrees to be bound by all of the terms and provisions of the Agreement and to execute a note in the form set forth as Exhibit A to this Amendment.


                                  ARTICLE III

                                   CONDITIONS
                                   ----------

          The obligation of the Lender to amend the Agreement as provided herein is subject to the fulfillment of the following conditions precedent:

I.1 Receipt of Documents and Other Items. The Lender shall have received, reviewed, and approved the following documents and other items, appropriately executed when necessary and in form and substance satisfactory to the Lender:

          (a) multiple counterparts of this Amendment executed by the Borrower and Goodrich, as requested by the Lender; and

          (b)  the Note;

          (c) copies of the Articles of Organization and all amendments thereto and the operating agreement and all amendments thereto of GP accompanied by a certificate issued by the secretary or an assistant secretary or chief financial officer of GP, to the effect that each such copy is correct and complete;

          (d) certificates of incumbency and signatures of all officers of GP who are authorized to execute Loan Documents on behalf of such entities, each such certificate being executed by the secretary or an assistant secretary or chief financial officer of the Borrower or the Guarantors, as the case may be;

          (e) copies of resolutions approving the Loan Documents and authorizing the transactions contemplated herein and therein, duly adopted by the management committee of GP, accompanied by certificates of the secretary, an assistant secretary or chief financial officer of GP, to the effect that such copies are true and correct copies of

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     resolutions duly adopted at a meeting or by unanimous consent of the management committee of GP, and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the date of such certificate;

          (f) Articles of Merger for GPC, Inc. of Louisiana into Goodrich Petroleum Company of Louisiana and Articles of Merger for Goodrich Petroleum Company of Louisiana into Goodrich Petroleum Company, L.L.C. must be filed in all counties and parishes where Mortgaged Property is located and within thirty days from the execution of this Amendment the Lender shall be furnished with recording references for each county or parish; and

          (g) such other agreements, documents, items, instruments, opinions, certificates, waivers, consents, and evidence as the Lender may reasonably request.

I.1 Accuracy of Representations and Warranties. The representations and warranties contained in Article IV of the Agreement and in any other Loan Document shall be true and correct, except as affected by the transactions contemplated in the Agreement and this Amendment.

I.1 Matters Satisfactory to Lender. All matters incident to the consummation of the transactions contemplated hereby shall be satisfactory to the Lender.


                                  ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          Each of the Borrower and Goodrich hereby expressly re-makes, in favor of the Lender, all of the representations and warranties set forth in Article IV of the Agreement and set forth in any other Loan Document to which it is a party, and represents and warrants that all such representations and warranties remain true and unbreached, except as affected by the transactions contemplated in the Agreement and this Amendment.

                                   ARTICLE V

                                  RATIFICATION
                                  ------------

          Each of the parties hereto does hereby adopt, ratify, and confirm the Agreement and the other Loan Documents to which it is a party, in all things in accordance with the terms and provisions thereof, as amended by this Amendment and the documents executed in connection herewith.

                                  ARTICLE VI

                                 MISCELLANEOUS
                                 -------------

I.1 Scope of Amendment. The scope of this Amendment is expressly limited to the matters addressed herein and this Amendment shall not operate as a waiver of any past, present, or future breach, Default, or Event of Default under the Agreement, except to the extent, if any, that any such breach, Default, or Event of Default is remedied by the effect of this Amendment.

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I.1 Agreement as Amended. All references to the Agreement in any document heretofore or hereafter executed in connection with the transactions contemplated in the Agreement shall be deemed to refer to the Agreement as amended by this Amendment.

I.1 Parties in Interest. All provisions of this Amendment shall be binding upon and shall inure to the benefit of the Borrower, the Lender, Goodrich, and their respective successors and permitted assigns.

I.1 Rights of Third Parties. All provisions herein are imposed solely and exclusively for the benefit of the parties hereto and their respective successors and permitted assigns. No other Person shall have standing to require satisfaction of such provisions in accordance with their terms and any or all of such provisions may be freely waived in whole or in part by the Lender at any time if in its sole discretion it deems it advisable to do so.

I.1 Entire Agreement. THIS AMENDMENT CONSTITUTES THE ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SUPERSEDES ANY PRIOR AGREEMENT, WHETHER WRITTEN OR ORAL, AMONG SUCH PARTIES REGARDING THE SUBJECT HEREOF. FURTHERMORE IN THIS REGARD, THIS AMENDMENT, THE AGREEMENT, AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

I.1 Governing Law. THIS AMENDMENT AND ALL ISSUES ARISING IN CONNECTION HEREWITH AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW.

I.1 Jurisdiction and Venue. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS AMENDMENT, THE AGREEMENT, OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED, AT THE SOLE DISCRETION AND ELECTION OF THE LENDER, IN COURTS HAVING SITUS IN HOUSTON, HARRIS COUNTY, TEXAS. EACH OF THE BORROWER AND GOODRICH HEREBY SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN HOUSTON, HARRIS COUNTY, TEXAS, AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE LENDER IN ACCORDANCE WITH THIS SECTION.

I.1 Waiver of Rights to Jury Trial. EACH OF THE BORROWER, GOODRICH, AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF THIS AMENDMENT, THE AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR THE ACTS OR OMISSIONS OF THE LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS AMENDMENT, THE AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AMENDMENT.

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          IN WITNESS WHEREOF, this Amendment is executed effective as of the date first hereinabove written.

                                BORROWER:

                                GOODRICH PETROLEUM COMPANY,
                                L.L.C.


                                By:
                                    Roland L. Frautschi
                                    Management Committee Member


                                GUARANTOR:

                                GOODRICH PETROLEUM CORPORATION



                                By:
                                    Roland L. Frautschi
                                    Chief Financial Officer and Treasurer



                                LENDER:

                                COMPASS BANK



                                By:
                                    Allison Hammer
                                    Vice-President

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